PROSPECTUS SUPPLEMENT
(To Prospectus dated September 18, 1997)

                          Merrill Lynch Depositor, Inc.
                                    Depositor

                    PUBLIC STEERS(R) SERIES 1998 HLT-1 TRUST
             PUBLIC STEERS(R) TRUST CERTIFICATES, SERIES 1998 HLT-1
              36,638 CLASS B TRUST CERTIFICATES DUE APRIL 15, 2007

         Each Public STEERS(R) Trust Certificate, Series 1998 HLT-1 offered hereby (collectively, the "Trust Certificates") represents a beneficial interest in a trust (the "Trust") to be formed pursuant to the Standard Terms for Trust Agreements (the "Standard Terms"), dated as of February 20, 1998, between Merrill Lynch Depositor, Inc. (the "Depositor") and United States Trust Company of New York, as trustee (in such capacity, the "Trustee") and as securities intermediary (in such capacity, the "Securities Intermediary"), as amended and supplemented by the Series 1998 HLT-1 Supplement (the "Series Supplement", and together with the Standard Terms, the "Trust Agreement"), to be dated as of October 15, 1998, between the Depositor and the Trustee and Securities Intermediary. The Trust Certificates will be issued in two Classes, Class A and Class B. Only the Class B Trust Certificates are being offered pursuant to this Prospectus Supplement.

         The principal assets of the Trust will be $26,751,000 principal amount of 7.95% Senior Notes due April 15, 2007 (the "Underlying Securities") issued by Hilton Hotels Corporation (the "Underlying Securities Issuer"), having the characteristics described herein under "Description of the Underlying Securities". Either prior to the Closing Date (as defined below) or from time to time, the Depositor may, without the consent of the Trust Certificateholders, increase the amount of the Underlying Securities in the Trust and issue a corresponding amount of additional Trust Certificates.

           Prospective investors should consider the factors set forth under "Risk Factors", beginning herein on page S-11
                        and in the Prospectus on page 7.

     THE TRUST CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT
      REPRESENT OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR OR ANY OF ITS
          AFFILIATES. THE TRUST CERTIFICATES DO NOT REPRESENT A DIRECT
                 OBLIGATION OF THE UNDERLYING SECURITIES ISSUER
                            OR ANY OF ITS AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

      NONE OF THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL
          BOARD, THE NEW JERSEY CASINO CONTROL COMMISSION NOR ANY OTHER
           GAMING REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
              PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES
                    OFFERED HEREBY. ANY REPRESENTATION TO THE
                              CONTRARY IS UNLAWFUL.
                              ---------------------

                             (cover page continued)


         Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co." or the "Underwriter") proposes to offer the Trust Certificates from time to time for sale in negotiated transactions or otherwise at prices determined at the time of sale. The price at which the Trust Certificates will be sold by the Underwriter may vary with each transaction. The Underwriter has agreed to purchase the Class B Trust Certificates for $1,601,314.86. Proceeds to the Depositor from any sale of the Trust Certificates will be equal to the purchase price paid therefor by the Underwriter, net of any expenses payable by the Depositor. For further information with respect to the plan of distribution and any discounts, commission or profits that may be deemed underwriting discounts or commissions, see "Underwriting" herein.

         The Trust Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by it, and subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Trust Certificates will be made in New York, New York on or about October 15, 1998 (the "Closing Date") against payment therefor in immediately available funds.


                               -------------------
                               Merrill Lynch & Co.
                               -------------------


           The date of this Prospectus Supplement is October 9, 1998.

                             (cover page continued)

         The Underlying Securities Issuer is not participating in, and will not receive any proceeds in connection with, the offering of the Trust Certificates, and is not an affiliate of the Depositor. The Underlying Securities were originally issued and sold as part of a public offering that commenced on April 15, 1997. The Underlying Securities were not acquired from the Underlying Securities Issuer, and the Underlying Securities Issuer will not participate in the offering of Trust Certificates, nor will such issuer receive any of the proceeds from the sale of the Underlying Securities to the Depositor or from the issuance of the Trust Certificates. The Underlying Securities will be deposited by the Depositor into the Trust for the benefit of the holders of the Trust Certificates (the "Trust Certificateholders").

         This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer. This Prospectus Supplement relates only to the Trust Certificates offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities Issuer and the Underlying Securities is derived from publicly available documents.

         With respect to each Class B Trust Certificate, a Holder will be entitled to receive, on each Distribution Date, commencing April 15, 1999 and ending on the Final Scheduled Distribution Date (as defined below), a distribution equal to 0.95% per annum multiplied by the principal amount of the Underlying Securities (the "Class B Payments") divided by the total number of Class B Trust Certificates. The Class A Trust Certificates will bear interest from October 15, 1998 (the "Cut-off Date") and such holders will be entitled to receive, on April 15 and October 15 of each year (or if such date is not a Business Day, the next succeeding Business Day) (each, a "Distribution Date"), commencing April 15, 1999 and ending on the Final Scheduled Distribution Date (as defined below), the payment of interest at a rate of 7.00% per annum on the stated amount of the Class A Trust Certificates commencing upon initial issuance of the Trust Certificates and a distribution of the principal amount of the Underlying Securities on April 15, 2007. The interest rates are subject to change in the event of an Acquisition Related Rating Change as set forth in "Description of the Underlying Securities--Interest Rate and Maturity" herein. The last day on which distributions on the Certificates are scheduled to be made is April 15, 2007 (the "Final Scheduled Distribution Date"). All distributions of funds or Underlying Securities will be made on a pro rata basis to the holders of the respective Trust Certificate Class. It is a condition to the issuance of the Trust Certificates that the Trust Certificates have ratings assigned by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "Baa1" by Moody's under review for possible downgrade and "BBB" by S&P on CreditWatch with negative implications. Accordingly, the ratings of the Trust Certificates will also be Baa1 by Moody's under review for possible downgrade and BBB by S&P on CreditWatch with negative implications.

         As and to the extent described herein, collections received by the Trustee in respect of the Underlying Securities will be distributed to Trust Certificateholders in the manner and priority described herein.

         The Trust Certificates initially will be represented by certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company (the "Depositary" or "DTC"). The interests of beneficial owners of such Trust Certificates will be represented by book entries on the records of persons that have accounts with DTC ("Participants"). Definitive certificates will be available for such Trust Certificates only under the limited circumstances described herein. See "Description of the Trust Certificates--Definitive Trust Certificates".

         THE TRUST CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF TRUST CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER 18, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

         For definitions of certain terms used herein, refer to "Index of Defined Terms", beginning on page I-1 of the Prospectus.

                          PROSPECTUS SUPPLEMENT SUMMARY

         The following summary of certain information does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus. See "Index of Defined Terms".

                             THE TRUST CERTIFICATES

SECURITIES OFFERED.......................... Public STEERS(R)Trust Certificates,
                                             Series 1998 HLT-1 (the "Trust
                                             Certificates"). The Trust
                                             Certificates represent a
                                             proportionate undivided beneficial
                                             interest in certain distributions
                                             to be made by the Trust, and will
                                             be issued pursuant to the Trust
                                             Agreement. Payments on the Trust
                                             Certificates will be derived solely
                                             from the Underlying Securities.

THE TRUST................................... Public STEERS(R) Series 1998 HLT-1
                                             Trust. The Trust will be formed
                                             pursuant to the Series Supplement,
                                             which incorporates the Standard
                                             Terms.

DEPOSITOR................................... Merrill Lynch Depositor, Inc., a
                                             company incorporated in the State
                                             of Delaware as an indirect, wholly
                                             owned, limited-purpose subsidiary
                                             of Merrill Lynch & Co., Inc., will
                                             deposit the Underlying Securities
                                             into the Trust. See "The Depositor"
                                             in the Prospectus.

TRUSTEE..................................... United States Trust Company of New
                                             York. The Trustee will receive
                                             compensation as set forth in an
                                             agreement between the Depositor and
                                             the Trustee.

TRUST ASSETS................................ The initial assets of the Trust will be $26,751,000 principal
                                             amount of the 7.95% Senior Notes
                                             due April 15, 2007 (the "Underlying
                                             Securities") issued by the
                                             Underlying Securities Issuer.
                                             Either prior to the Closing Date or
                                             from time to time, the Depositor
                                             may, without the consent of the
                                             Trust Certificateholders, increase
                                             the amount of the Underlying
                                             Securities in the Trust and issue a
                                             corresponding amount of additional
                                             Trust Certificates.

CLOSING DATE................................ October 15, 1998.

CUT-OFF DATE................................ October 15, 1998.

AMOUNT OF CLASS B
  TRUST CERTIFICATES........................ 26,751 Certificates. Either prior to the Closing Date or from time to
                                             time, the Depositor may, without
                                             the consent of the Trust
                                             Certificateholders, increase the
                                             amount of the Underlying Securities
                                             in the Trust and issue a
                                             corresponding amount of additional
                                             Trust Certificates.

FINAL SCHEDULED
  DISTRIBUTION DATE......................... April 15, 2007.

DISTRIBUTIONS

     GENERAL................................ The Underlying Securities will be the sole source of distributions on
                                             the Trust Certificates.

                                             All distributions of payments or
                                             Underlying Securities will be made
                                             on a pro rata basis to the holders
                                             of the respective Trust Certificate
                                             Class.

     CLASS B TRUST
      CERTIFICATES.......................... Each Class B Trust Certificate will be entitled to receive, on each
                                             Distribution Date, commencing April
                                             15, 1999 and ending on the Final
                                             Scheduled Distribution Date, a
                                             distribution equal to 0.95% per
                                             annum multiplied by the principal
                                             amount of the Underlying Securities
                                             (the "Class B Payments") divided by
                                             the total number of Class B Trust
                                             Certificates. The right of the
                                             holders of the Class B Trust
                                             Certificates to the payments
                                             received on the Underlying
                                             Securities is of equal priority
                                             with the right of Class A Trust
                                             Certificateholders to receive
                                             distributions of interest. See
                                             "Description of the Underlying
                                             Securities". The initial holder of
                                             the Class B Trust Certificates will
                                             be Merrill Lynch & Co. or an
                                             affiliate thereof. To the extent
                                             additional Underlying Securities
                                             are deposited into the Trust from
                                             time to time, a corresponding
                                             amount of additional Trust
                                             Certificates may be issued without
                                             the consent of the Trust
                                             Certificateholders.

     CLASS A TRUST
      CERTIFICATES.......................... The Class A Trust Certificates will be issued in an stated amount of
                                             $26,751,000. The Class A Trust
                                             Certificates will be entitled to
                                             receive, on April 15 and October 15
                                             of each year (or if such date is
                                             not a Business Day, the next
                                             succeeding Business Day) (each, a
                                             "Distribution Date"), commencing
                                             April 15, 1999 and ending on the
                                             Final Scheduled Distribution Date,
                                             the payment of interest at a rate
                                             of 7.00% per annum on the stated
                                             amount of the Class A Trust
                                             Certificates and a distribution of
                                             the principal amount of the
                                             Underlying Securities on the Final
                                             Scheduled Distribution Date. The
                                             Class A Trust Certificates are not
                                             being offered hereby. To the extent
                                             additional Underlying Securities
                                             are deposited into the Trust from
                                             time to time, a corresponding
                                             amount of additional Trust
                                             Certificates may be issued without
                                             the consent of the Trust
                                             Certificateholders.

DISTRIBUTION OF THE
  UNDERLYING SECURITIES IN
  THE EVENT OF A DEFAULT ON
  THE UNDERLYING SECURITIES................. In the event of a payment default on the Underlying Securities or any
                                             other default on the Underlying
                                             Securities that results in an
                                             acceleration of their maturity, the
                                             Trustee will distribute Underlying

                                             Securities to the Class A Trust
                                             Certificateholders and the Class B
                                             Trust Certificateholders in
                                             accordance with the Allocation
                                             Ratio (as set forth below). If such
                                             a distribution would entitle any
                                             Trust Certificateholder to receive
                                             a principal amount of Underlying
                                             Securities that is not an integral
                                             multiple of the minimum
                                             denomination of the Underlying
                                             Securities, then such Trust
                                             Certificateholder will not receive
                                             any such fractional amount. The
                                             Trustee will sell a principal
                                             amount of Underlying Securities
                                             equal to such fractional amount and
                                             will distribute the proceeds
                                             therefrom to such Trust
                                             Certificateholder. See Annex A for
                                             a calculation of the Allocation
                                             Ratio on each Distribution Date.

                                             As used herein, "Allocation Ratio"
                                             means the ratio of the Class A
                                             Allocation to the Class B
                                             Allocation, as expressed in Annex
                                             A. The "Class B Allocation" means
                                             the sum of the present values
                                             (discounted at the rate of 7.95%
                                             per annum) of the unpaid payments
                                             due or to become due in respect of
                                             the Class B Payments of the
                                             Underlying Securities. The "Class A
                                             Allocation" means the present value
                                             (discounted at the rate of 7.95%
                                             per annum) of (i) the unpaid
                                             interest, except for the Class B
                                             Payments, due or to become due on
                                             the Underlying Securities on or
                                             prior to the Final Scheduled
                                             Distribution Date and (ii) the
                                             principal amount of the Underlying
                                             Securities (in each case assuming
                                             that the Underlying Securities are
                                             paid when due and are not redeemed
                                             prior to their stated maturity).

RESET OF INTEREST
  RATE FOLLOWING AN
  ACQUISITION RELATED
  RATING CHANGE............................. Upon the occurrence of an
                                             Acquisition Related Rating Change
                                             (as defined below), the interest
                                             rate payable on the Underlying
                                             Securities shall be subject to
                                             adjustment. In the event of an
                                             Acquisition Related Rating Change
                                             relating to an Acquisition Event
                                             (as defined below), the interest
                                             rate on the Underlying Securities
                                             will be reset as set forth in
                                             "Description of the Underlying
                                             Securities--Interest Rate and
                                             Maturity" herein. The proceeds of
                                             such interest rate increase will be
                                             allocated pro rata between the
                                             Class A Trust Certificates and the
                                             Class B Trust Certificates in
                                             accordance with the Allocation
                                             Ratio.

RECORD DATES................................ The close of business on the April
                                             1 and October 1, as the case may
                                             be, next preceding each
                                             Distribution Date.

DENOMINATIONS AND
  SPECIFIED CURRENCY........................ The Trust Certificates will be denominated and payable in U.S.
                                             dollars (the "Specified Currency").
                                             The Trust Certificates will be
                                             issued in minimum stated amounts of
                                             $1,000 and in integral multiples
                                             thereof. One Trust Certificate of
                                             each Class may be issued in an
                                             amount other than an integral
                                             multiple of the applicable minimum
                                             denomination.

FORM OF SECURITY............................ Book-entry Trust Certificates with
                                             The Depository Trust Company
                                             ("DTC"), except in certain limited
                                             circumstances. See "Description of
                                             the Trust Certificates--Definitive
                                             Trust Certificates". Distributions
                                             thereon will be settled in
                                             immediately available (same- day)
                                             funds.

FEDERAL INCOME
  TAX CONSEQUENCES.......................... In the opinion of tax counsel to the Trust, the Trust will be
                                             classified for U.S. federal income
                                             tax purposes as a grantor trust and
                                             not as an association (or publicly
                                             traded partnership) taxable as a
                                             corporation. The Trust Certificates
                                             will constitute ownership of a
                                             stripped debt instrument under
                                             Section 1286 of the Internal
                                             Revenue Code of 1986, as amended
                                             (the "Code"). As a result, the
                                             Trust Certificates represent
                                             ownership of newly issued
                                             indebtedness of the Underlying
                                             Securities Issuer for federal
                                             income tax purposes. Such newly
                                             issued indebtedness will have
                                             original issue discount in the case
                                             of the Class B Trust Certificates.
                                             A Class B Trust Certificateholder
                                             will be required to include
                                             original issue discount in income
                                             as it accrues, which may be before
                                             the receipt of the cash
                                             attributable to such income, based
                                             upon a compounding of interest at a
                                             constant rate. The preceding
                                             sentences assume that, for federal
                                             income tax purposes, the Underlying
                                             Securities as originally issued
                                             constitute indebtedness. See
                                             "Certain Federal Income Tax
                                             Consequences" herein.

RATINGS..................................... It is a condition to the issuance of the Trust Certificates that the
                                             Trust Certificates have ratings
                                             assigned by Moody's Investors
                                             Service, Inc. ("Moody's") and by
                                             Standard & Poor's Ratings Services,
                                             a division of the McGraw-Hill
                                             Companies, Inc. ("S&P"; Moody's and
                                             S&P each a "Rating Agency" and,
                                             together, the "Rating Agencies"),
                                             equivalent to the ratings of the
                                             Underlying Securities, which, as of
                                             the date of this Prospectus
                                             Supplement, were "Baa1" by Moody's
                                             under review for possible downgrade
                                             and "BBB" by S&P on CreditWatch
                                             with negative implications.
                                             Accordingly, the ratings of the
                                             Trust Certificates will also be
                                             Baa1 by Moody's under review for
                                             possible downgrade and BBB by S&P
                                             on CreditWatch with negative
                                             implications.

                                             The rating of the Trust
                                             Certificates by Moody's addresses
                                             the likelihood of the ultimate
                                             payment of principal and timely
                                             receipt of interest on the Trust
                                             Certificates or any Underlying
                                             Securities distributed in respect
                                             thereof, as well as the extent of
                                             any shortfall therefrom. The rating
                                             of the Trust Certificates by S&P
                                             addresses the likelihood of timely
                                             receipt of interest on the Trust
                                             Certificates or any Underlying
                                             Securities distributed in respect
                                             of the Trust Certificates. There is
                                             no assurance that any such rating
                                             will continue for any period of
                                             time or that it will not be revised
                                             or withdrawn entirely by the
                                             related rating agency if, in its
                                             judgment, circumstances (including,
                                             without limitation, the rating of
                                             the Underlying Securities) so
                                             warrant. A revision or withdrawal
                                             of
                                             such rating may have an adverse
                                             effect on the market price of Trust
                                             Certificates. A security rating is
                                             not a recommendation to buy, sell
                                             or hold securities. The rating on
                                             the Trust Certificates does not
                                             constitute a statement regarding
                                             the occurrence or frequency of
                                             redemption on the Underlying
                                             Securities and the corresponding
                                             effect on yield to investors. See
                                             "Ratings".

ERISA CONSIDERATIONS........................ If an employee benefit plan subject to the Employee Retirement Income
                                             Security Act of 1974, as amended
                                             ("ERISA"), including an individual
                                             retirement account (an "IRA") or
                                             Keogh plan (each, a "Plan"),
                                             acquires an equity interest in the
                                             underlying assets of an entity such
                                             as the Trust, certain aspects of
                                             such investment, including the
                                             operation of the Trust, might be
                                             subject to the prohibited
                                             transaction provisions under ERISA
                                             and the Code, unless certain
                                             exemptions apply. A Plan should
                                             consult its advisors concerning the
                                             ability of such Plan to purchase
                                             Trust Certificates under ERISA or
                                             the Code. These issues are
                                             discussed more fully below under
                                             "ERISA Considerations".

                            THE UNDERLYING SECURITIES

         The Underlying Securities were issued under an indenture dated as of April 15, 1997 (the "Indenture"), between the Underlying Securities Issuer and BNY Western Trust Company (the "Underlying Securities Trustee") providing for the issuance of debt securities (the "Senior Notes") by the Underlying Securities Issuer, of which the $375,000,000 principal amount 7.95% Senior Notes due April 15, 2007 (the "Indenture Securities") are a series. The Underlying Securities are a portion of the Indenture Securities. The following summary of certain provisions of the Underlying Securities and the Indenture does not purport to be complete and is based upon the prospectus and the prospectus supplement thereto, each dated April 10, 1997 (together, the "Underlying Securities Prospectus") of the Underlying Securities Issuer, and is subject to, and is qualified in its entirety by reference to, all provisions of the Underlying Securities and the Indenture, including the definitions therein of certain terms.

UNDERLYING SECURITIES....................... $375,000,000 principal amount of the 7.95% Senior Notes due April
                                             15, 2007 of the Underlying
                                             Securities Issuer. The Senior Notes
                                             represent senior, unsecured
                                             obligations of the Underlying
                                             Securities Issuer. Interest on the
                                             Underlying Securities accrues at
                                             the Underlying Securities Interest
                                             Rate for each Underlying Securities
                                             Accrual Period and is payable on
                                             each Underlying Securities Payment
                                             Date. The entire principal amount
                                             of the Underlying Securities will
                                             be payable to the holders thereof
                                             on the Underlying Securities
                                             Maturity Date.

UNDERLYING SECURITIES
  ISSUER.................................... The Underlying Securities Issuer is
                                             a Delaware corporation whose
                                             principal executive offices are
                                             located at 9336 Civic Center Drive,
                                             Beverly Hills, California 90210,
                                             and whose telephone number is (310)
                                             278-4321. See "Description of the
                                             Underlying Securities".

UNDERLYING SECURITIES
  ISSUER:  COMMISSION
  FILING NUMBER............................. 333-18523 (for the Underlying
                                             Securities Prospectus); 1-3427 (for
                                             filings by the Underlying
                                             Securities Issuer pursuant to the
                                             Securities Exchange Act of 1934, as
                                             amended (the "Exchange Act")).

UNDERLYING SECURITIES
  RANKING................................... According to the Underlying
                                             Securities Prospectus, the
                                             Underlying Securities are senior,
                                             unsecured obligations of the
                                             Underlying Securities Issuer and
                                             will rank equally with all other
                                             senior unsecured indebtedness of
                                             the Underlying Securities Issuer.

UNDERLYING SECURITIES
  COLLATERAL................................ None.

UNDERLYING SECURITIES
  ORIGINAL ISSUE DATE....................... April 15, 1997.

UNDERLYING SECURITIES
  ORIGINAL AMOUNT ISSUED.................... $375,000,000.

UNDERLYING SECURITIES
  MATURITY DATE............................. April 15, 2007.

UNDERLYING SECURITIES
  AMORTIZATION.............................. None.

UNDERLYING SECURITIES
  INTEREST PAYMENT DATES.................... April 15 and October 15, commencing
                                             October 15, 1997.

UNDERLYING SECURITIES
  INTEREST RATE............................. 7.95% per annum.

UNDERLYING SECURITIES
  INTEREST ACCRUAL PERIODS.................. Semiannual.

UNDERLYING SECURITIES
  DENOMINATIONS AND CURRENCY................ The Underlying Securities are
                                             denominated and payable in U.S.
                                             dollars and are available in
                                             minimum denominations of $1,000 and
                                             integral multiples thereof.

UNDERLYING SECURITIES
  FORM...................................... Book-entry debt securities with
                                             DTC.

UNDERLYING SECURITIES
  CUSIP NUMBER.............................. 432848AH2.

UNDERLYING SECURITIES
  RECORD DATES.............................. The close of business on the April
                                             1 and October 1, as the case may
                                             be, next preceding each Underlying
                                             Securities Interest Payment Date.


  UNDERLYING SECURITIES
  TRUSTEE................................... BNY Western Trust Company.

UNDERLYING SECURITIES
  RATINGS AS OF THE DATE
  OF THIS PROSPECTUS
  SUPPLEMENT................................ "Baa1" by Moody's under review for possible downgrade and "BBB" by S&P
                                             on CreditWatch with negative
                                             implications.

UNDERLYING SECURITIES
  INFORMATION WITH RESPECT TO
  THE UNDERLYING SECURITIES
  ISSUER.................................... Hilton Hotels Corporation is
                                             subject to the informational
                                             requirements of the Exchange Act
                                             and, in accordance therewith, files
                                             reports, proxy and information
                                             statements and other information
                                             with the Securities and Exchange
                                             Commission (the "Commission"). Such
                                             reports, proxy and information
                                             statements
                                       S-9
                                             and other information can be
                                             inspected and copied at the public
                                             reference facilities maintained by
                                             the Commission at 450 Fifth Street,
                                             N.W., Washington, D.C. 20549 and at
                                             the following Regional Offices of
                                             the Commission: 7 World Trade
                                             Center, Suite 1300, New York, New
                                             York 10048 and Citicorp Center, 500
                                             West Madison Street, Suite 1400,
                                             Chicago, Illinois 60661-2511.
                                             Copies of such material can be
                                             obtained from the Public Reference
                                             Section of the Commission at 450
                                             Fifth Street, N.W., Washington,
                                             D.C. 20549 at prescribed rates. In
                                             addition, the Commission maintains
                                             a Web site that contains reports,
                                             proxy and information statements
                                             and other information regarding
                                             registrants that file
                                             electronically, such as the
                                             Underlying Securities Issuer. The
                                             address of the Commission's Web
                                             site is http://www.sec.gov. Such
                                             reports, proxy and information
                                             statements and other information of
                                             or concerning the Underlying
                                             Securities Issuer also can be
                                             inspected and copied at the offices
                                             of the New York Stock Exchange,
                                             Inc., 20 Broad Street, New York,
                                             New York 10005.

         Potential investors in the Trust Certificates should not rely on this Prospectus Supplement for information with respect to the Underlying Securities Issuer. No investigation of the Underlying Securities Issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, no investigation as to their ratings) has been made. A potential Trust Certificateholder should obtain and evaluate the same information concerning the Underlying Securities Issuer as one would obtain and evaluate if investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, the Securities Intermediary, the Underwriter, or any of their respective affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuer filed with the Commission or otherwise made publicly available or considered by a purchaser of the Trust Certificates in making its investment decision in connection therewith.

                                  RISK FACTORS

         Prospective purchasers should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Trust Certificates.

Limited Liquidity

         There can be no assurance that an active public market for either Class of Trust Certificates will develop or, if a public market develops, as to the liquidity of the trading market for such Trust Certificates. Merrill Lynch & Co. has advised the Depositor that it intends to make a market in the Trust Certificates, as permitted by applicable laws and regulations, after the issuance thereof. Merrill Lynch & Co. is not obligated, however, to make a market in the Trust Certificates of either Class and any such market-making activity may be discontinued at any time without notice at the sole discretion of Merrill Lynch & Co. If an active public market for the Trust Certificates does not develop or continue, the market prices and liquidity of the Trust Certificates may be adversely affected. The Depositor expects to apply for listing of the Trust Certificates on the NYSE.

         The liquidity of the trading market may be adversely affected due to a decrease in the amount of Trust Certificates outstanding after any Optional Exchange by the Depositor. See "Description of Trust Certificates--Optional Exchange" in the Prospectus.

Distribution of Underlying Securities

         If there is a payment default on the Underlying Securities or any other default on the Underlying Securities that results in an acceleration of their maturity, then the Underlying Securities will be distributed to the Certificateholders in accordance with the Allocation Ratio. In either case, the timing and amount of payments with respect to the principal of, premium on, if any, and any interest to be distributed in respect of the Underlying Securities may be materially and adversely affected. In addition, there can be no assurance that the market value of the Underlying Securities will not decline from the time of such occurrences to the time the Underlying Securities are distributed to Trust Certificateholders.

Limited Assets

         The Trust has no significant assets other than the Underlying Securities and the Underlying Securities are the sole assets of the Trust that are available to make Distributions in respect of the Trust Certificates. If the Underlying Securities are insufficient to make payments or distributions on the Trust Certificates, no other assets will be available for payment of the deficiency.

Gaming Regulation and Licensing

         The ownership and operation of casino gaming facilities are subject to extensive governmental regulation. The Underlying Securities Issuer holds gaming licenses or permits in each jurisdiction in which it operates gaming activities (each, a "Gaming License" and, collectively, "Gaming Licenses"). Gaming Licenses and related approvals, however, are deemed to be privileges under the laws of the jurisdictions in which the Company conducts gaming activities, and no assurances can be given that any new Gaming Licenses that may be required in the future will be granted or that existing Gaming Licenses will not be revoked or suspended. There can be no assurance that such a revocation or suspension would not have a material adverse effect on the Underlying Securities Issuer's business activities or results of operations.

No Management of Underlying Securities

         Except as described herein, the Trust will not dispose of any Underlying Security, regardless of adverse events, financial or otherwise, that may affect the value of the Underlying Securities or the Underlying Securities Issuer. If there is a payment default on the Underlying Securities or any other default on the Underlying Securities that results in an acceleration of their maturity, the Trust will deal with the Underlying Securities only in the manner provided in the Trust Agreement. If such a default occurs, the Trust Agreement will provide that the Trustee will distribute Underlying Securities to the Class A Trust Certificateholders and Class B Trust Certificateholders in accordance with the Allocation Ratio notwithstanding market conditions at that time, and the Trustee will have no discretion to do otherwise.

Credit Risk

         The Trust Certificates represent interests in obligations of a single obligor. In particular, the Trust Certificates will be subject to all the risks associated with a direct investment in unsecured debt obligations of the Underlying Securities Issuer.

Payments in Respect of Trust Certificates are Unsecured

         In a liquidation, holders of the Underlying Securities will be paid only after holders of secured obligations of the Underlying Securities Issuer. According to the Underlying Securities Prospectus, the Underlying Securities are general unsecured obligations of the Underlying Securities Issuer, which rank on a parity with all other unsecured senior indebtedness of the Underlying Securities Issuer, but which are effectively subordinated to the Underlying Securities Issuer's existing and future senior secured indebtedness to the extent of the collateral therefor.

No Investigation of Underlying Securities

         None of the Depositor, the Underwriter, the Trustee or the Securities Intermediary will (i) make any investigation of the business condition, financial or otherwise, of the Underlying Securities Issuer, or (ii) verify any reports or information filed by the Underlying Securities Issuer with the Commission. Investors are encouraged to consider publicly available financial and other information regarding the Underlying Securities Issuer. The issuance of the Trust Certificates should not be construed as an endorsement by the Depositor, the Underwriter, the Trustee or the Securities Intermediary of the financial condition or business prospects of the Underlying Securities Issuer.

Ratings of the Trust Certificates Subject to Change

         At the time of issuance, the Trust Certificates will have ratings assigned by Moody's and S&P equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "Baa1" by Moody's under review for possible downgrade and "BBB" by S&P on CreditWatch with negative implications. Accordingly, the ratings of the Trust Certificates will also be Baa1 by Moody's under review for possible downgrade and BBB by S&P on CreditWatch with negative implications. Any rating issued with respect to the Trust Certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Trust Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Trust Certificates.

                                    THE TRUST

         The Trust will be formed pursuant to the Standard Terms, as amended and supplemented by the Series Supplement. Concurrently with the execution and delivery of the Series Supplement, the Depositor will deposit $26,751,000 principal amount of Underlying Securities into the Trust. Either prior to the Closing Date or from time to time, the Depositor may, without the consent of the Trust Certificateholders, increase the amount of the Underlying Securities in the Trust and issue a corresponding amount of additional Trust Certificates. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Trust Certificates to or upon the order of the Depositor.

         The Underlying Securities were not purchased from the Underlying Securities Issuer. The Underlying Securities were not acquired as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Depositor or the issuance of the Trust Certificates.


                      DESCRIPTION OF THE TRUST CERTIFICATES

General

         The Trust Certificates will be denominated and distributions with respect thereto will be payable in U.S. dollars. 26,751 Class B Trust Certificates will be issued.

         Interest on the Trust Certificates will be calculated on a 360-day year of twelve 30-day months and will accrue from and including the prior Distribution Date (or, in the case of the April 15, 1999 Distribution Date, from and including October 15, 1998) to but excluding the current Distribution Date (the "Collection Period").

         Each holder of the Class B Trust Certificates will be entitled to receive, on each Distribution Date, commencing April 15, 1999 and ending on the Final Scheduled Distribution Date, a distribution equal to .95% per annum multiplied by the principal amount of the Underlying Securities (the "Class B Payments") divided by the total number of Class B Trust Certificates. The right of the holders of the Class B Trust Certificates to the payments received on the Underlying Securities is of equal priority with the right of Class A Trust Certificateholders to receive distributions of interest. The Class B Trust Certificates generally will not be entitled to any allocation of any principal payments received on the Underlying Securities.

         The holders of the Class A Trust Certificates will be entitled to receive, on each Distribution Date, commencing April 15, 1999 and ending on the Final Scheduled Distribution Date, the payment of interest at a rate of 7.00% per annum on the stated amount of the Class A Trust Certificates commencing upon initial issuance of the Trust Certificates, and a distribution of the principal amount of the Underlying Securities on April 15, 2007.

         The Trust Certificates will be delivered in registered form. The Trust Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum stated amounts of $1,000 and integral multiples thereof. One Trust Certificate of each Class may be issued in an amount other than an integral multiple of the applicable minimum denomination. Each Class of Trust Certificates initially will be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency") except as provided below. The Depositor has been informed by DTC that DTC's nominee will be Cede. No holder of any such Trust Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Trust Certificates". Unless and until Definitive Trust Certificates are issued under the limited circumstances described herein, all references to actions by Trust Certificateholders with respect to any such Trust Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Trust Certificates" below and "Description of Trust Certificates--Global Securities" in the Prospectus.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Trust Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Trust Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Trust Certificates evidence such Voting Rights authorize divergent action.

Definitive Trust Certificates

         Definitive Trust Certificates will be issued to Trust Certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Trust Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Trust Certificates. Upon surrender by DTC of the definitive certificates representing the Trust Certificates and receipt of instructions for re-registration, the Trustee will reissue such Trust Certificates as Definitive Trust Certificates issued in the respective stated amounts owned by the individual owners of such Trust Certificates, and thereafter the Trustee will recognize the holders of such Definitive Trust Certificates as Trust Certificateholders under the Trust Agreement.

Collections and Distributions

         Collections on the Underlying Securities that are received by the Trustee for a Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Trust Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

                  (a) first, to the Trustee, reimbursement for any approved Extraordinary Expenses incurred by the Trustee in accordance with
         Section 6(b) of the Series Supplement and approved by not less than 100% of the Trust Certificateholders;

                  (b) second, pro rata to the holders of the Class A Trust Certificates and Class B Trust Certificates, interest accrued during the related Collection Period at the rate of 7.00% per annum on the stated amount of the Class A Trust Certificates and 0.95% per annum multiplied by the principal amount of the Underlying Securities (the "Class B Payments") to holders of the Class B Trust Certificates on such Distribution Date, commencing on April 15, 1999 and ending on the Final Scheduled Distribution Date;

                  (c) third, pro rata to the holders of the Class A Trust Certificates and Class B Trust Certificates, if available, any additional payments owed and paid by the Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any interest payment on the Underlying Securities;

                  (d) fourth, to the holders of the Class A Trust Certificates, on the Final Scheduled Distribution Date only, a distribution of the principal amount of the Underlying Securities held by the Trust as of such date;

                   (e) fifth, to the Trustee, the Ordinary Expenses (as defined in the Trust Agreement); and

                   (f) sixth, to the extent there are Available Funds in the Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto.

         "Available Funds" for any Distribution Date means the sum of all amounts received on or with respect to the Underlying Securities during the preceding Collection Period. In order to reimburse the Trustee for Extraordinary Expenses, however, not less than 100% of the Trust Certificateholders may elect to sell a portion of the Underlying Securities such that the proceeds of such sale would be sufficient to reimburse the Trustee for such Extraordinary Expenses.

         If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Trust Certificates or be owed to Trust Certificateholders as a result of any such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid pro rata to the Class A Trust Certificateholders and Class B Trust Certificateholders in accordance with the Allocation Ratio. In the event of a payment default on the Underlying Securities, approved Extraordinary Expenses (see "Description of the Trust Agreement--The Trustee" herein) of the Trustee may be reimbursed to the Trustee out of Available Funds before any distributions to Trust Certificateholders are made.

         All amounts received on or with respect to the Underlying Securities, which are not distributed to Trust Certificateholders on the date of receipt, shall be invested by the Trustee in Eligible Investments. Income on such investments will constitute property of the Trust. "Eligible Investments" means, with respect to the Trust Certificates, those investments consistent with the Trust's status as a grantor trust under the Code and acceptable to the Rating Agencies as being consistent with the rating of such Trust Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the Business Day prior to the next succeeding Distribution Date.

         There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all required distributions to the Trust Certificateholders. To the extent Available Funds are insufficient to make any such distributions due to Trust Certificateholders, any shortfall will be carried over and will be distributable on the next Distribution Date (if any) on which sufficient funds exist to pay such shortfalls. The Depositor will pay the Ordinary Expenses of the Trustee.

Exchange of Trust Certificates

         Merrill Lynch & Co. or any of its affiliates, other than the Depositor, may, if it holds Class A Trust Certificates and a corresponding amount of Class B Trust Certificates, notify the Trustee, not less than 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to a given Distribution Date, that it intends to tender such Trust Certificates to the Trustee on such Distribution Date; provided that such tender will not be made if either (i) it would cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 or (ii) such distribution would affect the characterization of the Trust as a "grantor trust" under the Code. See "Description of the Trust Certificates--Optional Exchange" in the Prospectus. Upon such tender, the Trustee will deliver to such Trust Certificateholder Underlying Securities having a principal amount equal to the stated amount of the Class A Trust Certificates being tendered. The total amount of the Trust Assets will not be decreased to under $5 million without the consent of the Trust Certificateholders.

Default on Underlying Securities

         If there is a payment default on the Underlying Securities or any other default on the Underlying Securities that results in an acceleration of their maturity, the Trustee will distribute Underlying Securities to the Class A Trust Certificateholders and the Class B Trust Certificateholders in accordance with the Allocation Ratio, as expressed in Annex A. The "Class A Allocation" is the present value (discounted at the rate of 7.95% per annum) of (i) the unpaid interest, except for the Class B Payments, due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date and
(ii) the principal amount of the Underlying Securities (in each case assuming that the Underlying Securities are paid when due and are not redeemed prior to their stated maturity). The "Class B Allocation" is the sum of the present values (discounted at the rate of 7.95% per annum) of the unpaid payments due or to become due in respect of the Class B Payments of the Underlying Securities. If such a distribution would entitle any Trust Certificateholder to receive a principal amount of Underlying Securities that is not an integral multiple of the minimum denomination of the Underlying Securities, then such Trust Certificateholder will not receive any such fractional amount. The Trustee will sell a principal amount of Underlying Securities equal to such fractional amount and will distribute the proceeds therefrom to such Trust Certificateholder.

Distributions upon Increase of Interest Rate Following an Acquisition Related Rating Change

         If there is increase in the Underlying Securities Interest Rate following an Acquisition Related Rating Change (see "Description of the Underlying Securities--Interest Rate and Maturity" herein), then the proceeds of such interest rate increase will be allocated pro rata between the Class A Trust Certificates and the Class B Certificates in accordance with the Allocation Ratio.


                                  THE DEPOSITOR

         The Depositor, a Delaware corporation, is an indirect, wholly-owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The Depositor has not guaranteed and is not otherwise obligated with respect to the Trust Certificates.

         The principal office of the Depositor is located at c/o Merrill Lynch & Co., World Financial Center, New York, New York 10281 (Telephone: (212) 449-1000). See "The Depositor" in the Prospectus.


                       DESCRIPTION OF THE TRUST AGREEMENT

General

         The Trust Certificates will be issued pursuant to the Trust Agreement, a form of the Standard Terms of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Trust Certificates containing a copy of the Series Supplement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Trust Certificates. The Trust created under the Trust Agreement will consist of (i) the Deposited Assets and (ii) all payments on or collections in respect of the Deposited Assets due after the Cut-off Date. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Trust Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained therein, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

         The discussions in the Prospectus under "Description of the Trust Agreement--Advances in Respect of Delinquencies", "--Certain Matters Regarding the Trustee, the Administrative Agent, and the Depositor" (to the extent the discussion relates to the Administrative Agent), "--Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event", and "--Evidence as to Compliance" are not applicable to the Trust Certificates.

The Trustee

         United States Trust Company of New York will act as the Trustee for the Trust Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 114 West 47th Street, New York, New York 10036 and its telephone number is (212) 852-1623.

         The Trust Agreement will provide that the Trustee may not take any action that, in the Trustee's opinion, would or might cause it to incur Extraordinary Expenses, unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Trust Certificateholders representing not less than the Required Percentage-Remedies (as defined below) of the aggregate principal amount of outstanding Trust Certificates, and (iii) the Trust Certificateholders have agreed that such costs will be paid by the Trustee (x) from the Trust (in the case of an affirmative vote of 100% of the Trust Certificateholders) or (y) out of the Trustee's own funds (in which case the Trustee can receive reimbursement from the Trust Certificateholders voting in favor of such proposal). Extraordinary Expenses that may be reimbursed to the Trustee from the Trust may be reimbursed out of Available Funds on any Distribution Date before any distributions to Trust Certificateholders on such Distribution Date are made.

Events of Default

         An event of default with respect to the Trust Certificates under the Trust Agreement (an "Event of Default") will consist of (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period); (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and (iii) any other event specified as an event of default in the Indenture.

         The Trust Agreement will provide that, within 30 days after the occurrence of an Event of Default in respect of the Trust Certificates, the Trustee will give notice to the Trust Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Trust Certificateholders.

         No Trust Certificateholder will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) such Trust Certificateholder previously has given to the Trustee written notice of a continuing breach, (ii) Trust Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights have requested in writing that the Trustee institute such proceeding in its own name as Trustee,
(iii) such Trust Certificateholder or Trust Certificateholders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Trust Certificateholders evidencing not less than the Required Percentage- Remedies of the aggregate Voting Rights. "Required Percentage-Remedies" shall mean 66 2/3% of the Voting Rights.

Voting Rights

         At all times, 100% of all Voting Rights will be allocated between the Class A Trust Certificates and the Class B Trust Certificates in accordance with the Allocation Ratio. Within each such Class, Voting Rights shall be allocated among Trust Certificateholders in proportion to the then outstanding principal amounts, or principal amounts at maturity, as the case may be, of their respective Trust Certificates. The "Required Percentage-Amendment" of Voting Rights necessary to consent to such modification or amendment shall be 66 2/3%. Notwithstanding the foregoing, in addition to the other restrictions on modification and amendment, the Trustee will not enter into any amendment or modification of the Trust Agreement that would adversely affect in any material respect the interests of the holders of a Class of Trust Certificates without the consent of the holders of 66 2/3% of such Class of Trust

Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust under the Code. See "Description of the Trust Agreement--Modification and Waiver" in the Prospectus.

Voting of Underlying Securities; Modification of Indenture

         The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. If the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee promptly shall notify each Trust Certificateholder of record as of such date and the Ratings Agencies of such proposed amendment, modification, waiver or solicitation. The Trustee shall request instructions from the Trust Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Trust Certificates) as the Trust Certificates of the Trust were actually voted or not voted by the Trust Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required, after weighing the votes of the Class A Trust Certificateholders and the votes of the Class B Trust Certificateholders according to the Allocation Ratio; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a grantor trust under the Code, (ii) that would alter the timing or amount of any payment on the Underlying Securities, other than any demand to accelerate the Underlying Securities, except in the event of an Underlying Security event of default or an event that with the passage of time would become an Underlying Security event of default and only with the consent of Trust Certificateholders representing 100% of the outstanding Class A and Class B Trust Certificates, (iii) that would constitute a demand to accelerate the Underlying Securities, except in the event of an Underlying Security event of default or an event that with the passage of time would become an Underlying Security event of default and only with the consent of Trust Certificateholders representing 66 2/3% of the outstanding Class A and Class B Trust Certificates and provided that the Trustee has received the Opinion of Counsel described in (i) above, or (iv) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities, except in the event of a default under the Indenture and only with the consent of Trust Certificateholders representing 66 2/3% of the outstanding Class A and Class B Trust Certificates and provided that the Trustee has received the Opinion of Counsel described in (i) above. The Trustee shall have no liability for any failure to act resulting from Trust Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Trust Certificateholders.

         If an event of default under the Indenture occurs and is continuing and if directed by the outstanding Class A and Class B Trust Certificateholders as described above, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to demand the acceleration of the Underlying Securities, the interests of the Trust Certificateholders may differ from each other and from those of other holders of outstanding Indenture Securities issued by the Underlying Securities Issuer.

Termination of the Trust

         The Trust shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to the Class A and Class B Certificateholders after a payment default on the Underlying Securities, (ii) the exchange of all outstanding Class A and Class B Trust Certificates for Underlying Securities pursuant to one or more Optional Exchanges and (iii) the distribution in full of all amounts due to Class A and Class B Trust Certificateholders on the Final Scheduled Distribution Date. See "Description of the Trust Agreement--Termination" in the Prospectus.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

General

         The Underlying Securities represent the sole assets of the Trust that are available to make distributions in respect of the Trust Certificates. The principal amount of the Underlying Securities is $26,751,000. Either prior to the Closing Date or from time to time, the Depositor may, without the consent of the Trust Certificateholders, increase the amount of the Underlying Securities in the Trust and issue a corresponding amount of additional Trust Certificates. The primary economic terms of the Underlying Securities are described in "Prospectus Supplement Summary--The Underlying Securities" herein. Unless specified otherwise, all section references in this "Description of the Underlying Securities" are to sections in the Indenture.

         This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer. This Prospectus Supplement relates only to the Trust Certificates offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities Issuer and the Underlying Securities is derived from publicly available documents.

         The Underlying Securities Issuer is not participating in, and will not receive any proceeds in connection with, the offering of the Trust Certificates. The Underlying Securities were purchased in the secondary market and will be deposited into the Trust. The Underlying Securities were not acquired either from the Underlying Securities Issuer or pursuant to any distribution by or agreement with the Underlying Securities Issuer.

         The Underlying Securities convert into cash in a finite time period and the Underlying Securities Issuer is: (a) subject to the periodic reporting requirements of the Exchange Act and (b) eligible to use a Registration Statement on Form S-3 for a primary offering.

         According to the Underlying Securities Issuer's publicly available documents, its principal executive offices are located at 9336 Civic Center Drive, Beverly Hills, California 90210 and its telephone number is (310) 278-4321. The Underlying Securities Issuer is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, such as the Underlying Securities Issuer. The address of the Commission's Web site is http://www.sec.gov. Such reports, proxy and information statements and other information of or concerning the Underlying Securities Issuer also can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         Although the Depositor has no reason to believe the information concerning the Underlying Securities or the Underlying Securities Issuer contained in the Underlying Securities Prospectus is not reliable, the Depositor has not participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

         THE TRUST WILL HAVE NO ASSETS OTHER THAN UNDERLYING SECURITIES FROM WHICH TO MAKE DISTRIBUTIONS OF AMOUNTS DUE IN RESPECT OF THE TRUST CERTIFICATES. CONSEQUENTLY, THE ABILITY OF TRUST CERTIFICATEHOLDERS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THE TRUST CERTIFICATES WILL DEPEND ENTIRELY ON THE TRUST'S RECEIPT OF PAYMENTS ON THE UNDERLYING SECURITIES. PROSPECTIVE PURCHASERS OF THE TRUST CERTIFICATES SHOULD CONSIDER CAREFULLY THE FINANCIAL CONDITION OF THE UNDERLYING SECURITIES ISSUER AND ITS ABILITY TO MAKE PAYMENTS IN RESPECT OF SUCH UNDERLYING SECURITIES. THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE TRUST CERTIFICATES BEING OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING SECURITIES OR THE UNDERLYING SECURITIES ISSUER. ALL INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT REGARDING THE UNDERLYING SECURITIES ISSUER AND THE UNDERLYING SECURITIES IS DERIVED FROM PUBLICLY AVAILABLE DOCUMENTS. NONE OF THE DEPOSITOR, THE UNDERWRITER, THE SECURITIES INTERMEDIARY OR THE TRUSTEE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR TAKES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE INFORMATION PROVIDED THEREIN.

Underlying Securities Indenture

         The Underlying Securities were issued under the Indenture, which provided for the issuance of Indenture Securities, of which the Underlying Securities are a series. The Underlying Securities are approximately 7.1% of the issue of Indenture Securities, which issue totaled $375,000,000. The following summaries of certain provisions of the Indenture Securities, the Underlying Securities and the Indenture do not purport to be complete and are based upon the Underlying Securities Prospectus relating to the Indenture Securities and the Underlying Securities and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture Securities, the Underlying Securities and the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Investors should refer to the Indenture itself for all terms governing the Underlying Securities.

         Reference is made to the Underlying Securities Prospectus for the terms of the Underlying Securities not set forth herein. Principal, premium, if any, and interest will be payable, and the Underlying Securities will be transferable, in the manner described in the Underlying Securities Prospectus. The Underlying Securities constitute unsecured senior indebtedness of the Underlying Securities Issuer.

         Federal income tax consequences applicable to the Underlying Securities are described in the Underlying Securities Prospectus.

         The Underlying Securities will be issued only in fully registered book-entry form without coupons in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under "--Book-Entry, Delivery and Form".

         Reference is made to the section entitled "Description of Debt Securities" in the Underlying Securities Prospectus and "--Additional Covenants of the Company" below for a description of the covenants applicable to the Underlying Securities. Compliance with such covenants generally may not be waived by the Underlying Securities Trustee unless the holders of at least a majority in principal amount of all outstanding Underlying Securities consent to such waiver; provided, however, that the Underlying Securities Issuer need not comply with such covenants in the event it elects to comply with the defeasance or covenant defeasance provisions of the Underlying Securities Indenture described under "Description of Debt Securities--Defeasance of Debt Securities or Certain Covenants in Certain Circumstances" in the accompanying Underlying Securities Prospectus. The Underlying Securities Issuer and the Underlying Securities Trustee may amend the terms of the covenants set forth below under "--Additional Covenants of the Company" with the written consent of the holders of not less than a majority in principal amount of the outstanding Underlying Securities.

         Except as described under "Description of Debt Securities--Merger, Consolidation or Sale of Assets" in the Underlying Securities Prospectus, "--Interest Rate and Maturity" or "--Additional Covenants of the Company" below, the Underlying Securities Indenture does not contain any other provisions that would afford holders of the Underlying Securities protection in the event of (i) a highly leveraged or similar transaction involving the Underlying Securities Issuer, (ii) a change of control, or (iii) a reorganization, restructuring, merger or similar transaction involving the Underlying Securities Issuer that may adversely affect the holders of the Underlying Securities. In addition, subject to the limitations set forth under "Description of Debt Securities--Merger, Consolidation or Sale of Assets" in the Underlying Securities Prospectus, the Underlying Securities Issuer may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Underlying Securities Issuer with another entity that would increase the amount of the Underlying Securities Issuer's indebtedness or substantially reduce or eliminate the Underlying Securities Issuer's assets, which may have an adverse effect on the Underlying Securities Issuer's ability to service its indebtedness, including the Underlying Securities.

Interest Rate and Maturity

         The Underlying Securities Issuer's current senior unsecured debt rating by (i) Moody's of Baa1 is under review for possible downgrade and (ii) S&P of BBB is on CreditWatch with negative implications.

         The interest rate payable on the Underlying Securities shall be subject to adjustment in the event of an Acquisition Related Rating Change. The "Initial Interest Rate" means 7.95% per annum. The Underlying Securities shall bear interest at the Initial Interest Rate from the date of issuance of the Underlying Securities to but excluding the calendar day, if any, on which the first Acquisition Related Rating Change occurs. Each calendar day on which an Acquisition Related Rating Change occurs is a "Reset Date." Beginning with each Reset Date, if any (unless such Reset Date occurs between a record date and an Interest Payment Date (as defined herein) in which case beginning on such Interest Payment Date), the Underlying Securities shall bear interest at the rate per annum equal to the Adjusted Coupon as set forth in the table below (if only one rating is available) or the average of the Moody's and S&P Adjusted Coupons (if both ratings are available) shown in the table below, according to the applicable ratings of Moody's and S&P in effect at the close of business on that Reset Date; provided, however, that if either such rating is B1 or below by Moody's or B+ or below by S&P, independent of the other rating, then the Underlying Securities shall bear interest at a rate per annum equal to 10.10%, subject to change on the next Reset Date, if any. In the event (i) there has been an Acquisition Related Rating Change relating to an Acquisition Event, and
(ii) either (a) the consummation of such Acquisition Event has not occurred and as a result the Underlying Securities Issuer's senior unsecured debt rating is increased by either S&P or Moody's, or (b) within 365 days following the consummation of such Acquisition Event the Underlying Securities Issuer's senior unsecured debt rating is changed by either S&P or Moody's, then the interest rate on the Underlying Securities will be reset based on the methodology set forth above (with such change in rating taking the place of an Acquisition Related Rating Change in such methodology).


                     Rating Category
---------------------------------------------------------
                                                                  Adjusted
        Moody's                                S&P                 Coupon
------------------------            ---------------------     -----------------
Baa3 or above                       BBB- or above                   7.95%
          Ba1                              BB+                      8.60%
          Ba2                              BB                       8.95%
          Ba3                              BB-                      9.35%
B1 or below                         B+ or below                    10.10%

         When any change in the interest rate on the Underlying Securities occurs during any interest payment period, the amount of interest to be paid with respect to such period shall be calculated at a rate per annum equal to the weighted average of the interest rate in effect immediately prior to such change and the Adjusted Coupon or Initial Interest Rate, as applicable, in effect during such interest payment period, calculated by multiplying each such rate by the number of days such rate is in effect during each month of such interest payment period, determining the sum of such products and dividing such sum by the number of days in such interest payment period. All calculations pursuant to the preceding sentence and of interest on the Underlying Securities will be computed on the basis of a year of twelve 30-day months, and all such changes shall be announced promptly by the Underlying Securities Issuer in a written press release detailing the days during which any such interest rate has been (and assuming no further change in interest rate prior to the next applicable record date, will be) in effect during such interest payment period and the amount of the interest payment due on the next Interest Payment Date (as defined herein) (assuming no further change in interest rate prior to the next applicable record date).

         In the event the Underlying Securities Issuer elects to defease the Underlying Securities pursuant to the defeasance provisions of the Indenture as described in the accompanying Underlying Securities Prospectus under "Defeasance of Debt Securities or Certain Covenants in Certain Circumstances," the interest rate in effect for the Underlying Securities on the date of the irrevocable deposit of the money and/or U.S. Government Obligations as trust funds in trust for the benefit of the holders of the Underlying Securities shall be the rate used by the Underlying Securities Issuer in calculating the requisite interest and principal payments necessary to defease the Underlying Securities (the "Defeasance Coupon"). The Adjusted Coupon and the Defeasance Coupon shall not thereafter be affected by any change in rating.

         Interest on the Underlying Securities shall be payable semiannually in arrears on April 15 and October 15 of each year, commencing on October 15, 1997 (each, an "Interest Payment Date"), to the person in whose name a Senior Note (or any predecessor Note) is registered at the close of business on April 1 or October 1, as the case may be, next preceding such Interest Payment Date.

         The Underlying Securities will mature on April 15, 2007. The Underlying Securities are not subject to any redemption or sinking fund provisions.

Additional Covenants of the Underlying Securities Issuer

         Reference is made to the section entitled "Description of Debt Securities" in the accompanying Underlying Securities Prospectus for a description of certain covenants applicable to the Underlying Securities. In addition to the foregoing, the following covenants of the Underlying Securities Issuer will apply to the Underlying Securities for the benefit of the holders of the Underlying Securities:

         Limitation on Liens. Other than as set forth below under "--Exempted Liens and Sale and Lease-Back Transactions," neither the Underlying Securities Issuer nor any Restricted Subsidiary will create, assume or suffer to exist any Lien (i) upon any Principal Property, (ii) upon any shares of capital stock of any Restricted Subsidiary owned by the Underlying Securities Issuer or any Restricted Subsidiary or (iii) securing Debt of any Restricted Subsidiary, without equally and ratably securing the Underlying Securities with (or prior to) the Debt secured by such Lien, for so long as such Debt shall be so secured, provided, however, that this limitation will not apply to (a) Liens existing on the date of issuance of the Underlying Securities; (b) Liens existing (i) on property at the time of acquisition thereof by the Underlying Securities Issuer or a Restricted Subsidiary (whether such property is acquired through a merger, a consolidation or otherwise), or (ii) on property or securing Debt of, or an equity interest in, any corporation, partnership or other entity at the time such corporation, partnership or other entity becomes a Restricted Subsidiary;
(c) Liens to secure Debt with respect to all or any part of the acquisition cost or the cost of construction or improvement of property, provided such Debt is incurred and related Liens are created within 24 months of the acquisition, completion of construction or improvement or commencement of full operation, whichever is later, and such Debt does not exceed the aggregate amount of the acquisition cost and/or the construction cost thereof; (d) Liens on shares of capital stock or property of a Restricted Subsidiary to secure Debt with respect to all or part of the acquisition cost of such Restricted Subsidiary, provided that such Debt is incurred and related Liens are created within 24 months of the acquisition of such Restricted Subsidiary and such Debt does not exceed the acquisition cost of such Restricted Subsidiary; (e) Liens to secure Debt incurred to construct additions to, or to make Capital Improvements to, properties of the Underlying Securities Issuer or any Restricted Subsidiary, provided such Debt is incurred and related Liens are created within 24 months of completion of construction or Capital Improvements and such indebtedness does not exceed the cost of such construction or Capital Improvements; (f) Liens in favor of the Underlying Securities Issuer or another Restricted Subsidiary; (g) Liens to secure Debt on which interest payments are exempt from Federal income tax under Section 103 of the Internal Revenue Code of 1986, as amended; (h) Liens on the capital stock, partnership or other equity interests of the Underlying Securities Issuer or any Restricted Subsidiary in any Joint Venture or any Restricted Subsidiary which owns an equity interest in such Joint Venture to secure Debt, provided the amount of such Debt is contributed and/or advanced solely to such Joint Venture; (i) any extension, renewal or replacement, in whole or in part, of any Liens referred to in the foregoing clauses (a) through
(h) or of any Debt secured thereby, including premium, if any, provided that the aggregate principal amount secured does not exceed (x) the greater of (i) the principal amount secured thereby at the time of such extension, renewal or replacement, or, as the case may be, repayment or extinguishment and (ii) 80% of the fair market value (in the opinion of the Underlying Securities Issuer's board of directors) of the properties subject to such extension, renewal or replacement plus (y) any reasonable fees and expenses associated with such extension, renewal or replacement, and provided further that in the case of a replacement thereof, such Debt is incurred and related Liens are created within 24 months of the repayment or extinguishment of the Debt or Liens referred to in the foregoing clauses (a) through (h); (j) purchase money liens on personal property; (k) Liens to secure payment of workers' compensation or insurance premiums, or relating to tenders, bids or contracts (except contracts for the payment of money); (l) Liens in connection with tax assessments or other governmental charges, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right; (m) mechanic's, materialman's, carrier's or other like Liens, arising in the ordinary course of business; and (n) Liens in favor of any domestic or foreign government or governmental body in connection with contractual or statutory obligations.

         Limitation on Sale and Lease-Back Transactions. Other than as provided below under "--Exempted Liens and Sale and Lease-Back Transactions," neither the Underlying Securities Issuer nor any Restricted Subsidiary will enter into any arrangement with any lessor (other than the Underlying Securities Issuer or a Restricted Subsidiary), providing for the lease to the Underlying Securities Issuer or a Restricted Subsidiary for a period of more than three years (including renewals at the option of the lessee) of any Principal Property that has been or is to be sold or transferred by the Underlying Securities Issuer or such Restricted Subsidiary to such lessor or to any other Person, and for which funds have been or are to be advanced by such lessor or other Person on the security of the leased property ("Sale and Lease-Back Transaction"), unless either (a) the Underlying Securities Issuer or such Restricted Subsidiary would be entitled, pursuant to the provisions described in clauses (a) through (n) under "--Limitation on Liens" above, to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the Underlying Securities, or (b) an amount equal to (i) the greater of the net cash proceeds of such sale or the fair market value of such property (in the opinion of the Underlying Securities Issuer's board of directors) less (ii) the fair market value (in the opinion of the Underlying Securities Issuer's board of directors) of any noncash proceeds of the sale of such property (provided such noncash proceeds constitute "Principal Property," acquired on the date the property sold in the Sale and Lease-Back Transaction was acquired by the Underlying Securities Issuer or any of its Restricted Subsidiaries), is applied within 180 days to the retirement or other discharge of the Underlying Securities or Debt ranking on a parity with the Underlying Securities.

         Exempted Liens and Sale and Lease-Back Transactions. Notwithstanding the restrictions set forth in "--Limitation on Liens" and "--Limitation on Sale and Lease-Back Transactions," the Underlying Securities Issuer or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into Sale and Lease-Back Transactions not otherwise permitted as described above, provided that at the time of such event, and after giving effect thereto, the sum of outstanding Debt secured by such Liens (not including Liens permitted under "--Limitation on Liens" above) plus all Attributable Debt in respect of such Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back
Transactions permitted under "Limitation on Sale and Lease-Back Transactions"), measured, in each case, at the time any such Lien is incurred or any such Sale and Lease-Back Transaction is entered into, by the Underlying Securities Issuer and Restricted Subsidiaries does not exceed 15% of Consolidated Net Tangible Assets.

Compliance with Gaming Laws

         Each holder of a Senior Note, by accepting any Senior Note, shall be deemed to have agreed to be bound by the requirements imposed on holders of debt securities of the Underlying Securities Issuer by the gaming authority of any jurisdiction of which the Underlying Securities Issuer or any of its subsidiaries conducts or proposes to conduct gaming activities. For a description of the regulatory requirements applicable to the Underlying Securities Issuer, see "Regulation and Licensing" and "Additional Information--Regulation and Licensing" in the Underlying Securities Issuer's public information.

Certain Definitions

         The following definitions apply to this section only:

         "Acquisition Event" means a transaction or series of transactions that constitute related steps that are part of a single transaction, with respect to which a Public Notice has been given at any time on or before April 15, 2000, the aggregate consideration of which exceeds $1,000,000,000, and which involves a merger or consolidation, whether direct or indirect, of any Person, with or into the Underlying Securities Issuer or of the Underlying Securities Issuer with or into any Person, or any sale, transfer or other conveyance, whether direct or indirect, of any assets of any Person to the Underlying Securities Issuer or of substantially all of the assets of the Underlying Securities Issuer to any Person.

         "Acquisition Related Rating Change" means the occurrence on or within 90 days after the date of a Public Notice (which period shall be extended so long as the rating of the Underlying Securities Issuer's senior unsecured debt is (i) under review by Moody's, other than for possible upgrade or (ii) on CreditWatch by S&P, other than with positive implications) of a decrease in the rating of the Underlying Securities Issuer's senior unsecured debt by Moody's or S&P attributable in whole or in part, directly or indirectly, to an Acquisition Event.

         "Attributable Debt" with respect to any Sale and Lease-Back Transaction that is subject to the restrictions described under "--Limitation on Sale and Lease-Back Transactions" means the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

         "Capital Improvements" means additions to properties or renovations or refurbishing of properties which are designed to substantially upgrade such properties or significantly modernize the operation thereof.

         "Debt" means Underlying Securities, bonds, debentures or other similar evidences of Debt for borrowed money or any guarantee of any of the foregoing.

         "Joint Venture" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interest is owned, directly or indirectly, by the Underlying Securities Issuer and/or one or more Subsidiaries.

         "Lien" means any mortgage, pledge, lien, encumbrance or other security interest to secure payment of Debt.

         "Moody's" means Moody's Investors Service, Inc.

         "Principal Property" means any real estate or other physical facility or depreciable asset, the net book value of which on the date of determination exceeds the greater of $25 million or 2% of Consolidated Net Tangible Assets of the Underlying Securities Issuer.

         "Public Notice" means a written press release, governmental filing, or statement of a representative of the Underlying Securities Issuer reported in the media announcing that the Underlying Securities Issuer has engaged, will engage, intends or seeks to engage in an Acquisition Event.

         "Restricted Subsidiary" means any Subsidiary of the Underlying Securities Issuer organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America (x) which owns, or is a lessee pursuant to a capital lease of, any Principal Property or (y) in which the investment of the Underlying Securities Issuer and all its Subsidiaries exceeds 5% of Consolidated Net Tangible Assets as of the date of such determination other than, in the case of either clause (x) or (y), (i) each Subsidiary whose business primarily consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, (ii) each Subsidiary formed or acquired after the date hereof for the purpose of developing new assets or acquiring the business or assets of another Person and which does not acquire any part of the business or assets of the Underlying Securities Issuer or any Restricted Subsidiary and (iii) Subsidiaries whose principal business is conducting the Underlying Securities Issuer's timeshare businesses.

         "S&P" means Standard & Poor's Corporation.

         "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is, at the time, directly or indirectly, owned by the Underlying Securities Issuer or by one or more Subsidiaries thereof, or by the Underlying Securities Issuer and one or more Subsidiaries.

Book-Entry, Delivery and Form

         Except as set forth below, the Underlying Securities will initially be issued in the form of one or more registered Underlying Securities in global form (the "Global Underlying Securities"). Each Global Underlying Security will be deposited on the date of the closing of the sale of the Underlying Securities (the "Underlying Securities Closing Date") with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         The Underlying Securities Issuer expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Underlying Securities, the Depositary will credit the accounts of Participants designated by the

Underwriters with an interest in the applicable Global Underlying
Securities and (ii) ownership of the Underlying Securities evidenced by the Global Underlying Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Underlying Securities evidenced by the Global Underlying Securities will be limited to such extent.

         So long as the Depositary or its nominee is the registered owner of a Senior Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Underlying Securities represented by the Global Underlying Securities for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Underlying Security will not be entitled to have Underlying Securities represented by such Global Underlying Security registered in their names, will not receive or be entitled to receive physical delivery of Underlying Securities in certificated form ("Certificated Underlying Securities"), and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Underlying Securities Trustee thereunder. As a result, the ability of a person having a beneficial interest in Underlying Securities represented by a Global Underlying Security to pledge such interest to persons or entities that do not participate in the Depositary's system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

         Neither the Underlying Securities Issuer nor the Underlying Securities Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Underlying Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Underlying Securities.

         Payments with respect to the principal of, premium, if any, and interest on, any Senior Note represented by a Global Underlying Security registered in the name of the Depositary or its nominee on the applicable record date will be payable by the Underlying Securities Trustee to, or at the direction of, the Depositary or its nominee in its capacity as the registered holder of the Global Underlying Security representing such Underlying Securities under the Indenture. Under the terms of the Indenture, the Underlying Securities Issuer and the Underlying Securities Trustee may treat the persons in whose names the Underlying Securities, including the Global Underlying Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Underlying Securities Issuer nor the Underlying Securities Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Underlying Securities (including principal, premium, if any, or interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Underlying Security as shown on the records of the Depositary. Payments by the Participants and the Indirect Participants to the beneficial owners of Underlying Securities will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

         Certificated Underlying Securities

         If (i) the Underlying Securities Issuer notifies the Underlying Securities Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Underlying Securities Issuer is unable to locate a qualified successor within 90 days or (ii) the Underlying Securities Issuer, at its option, notifies the Underlying Securities Trustee in writing that it elects to cause the issuance of Underlying Securities in certificated form under the Indenture, then, upon surrender by the Depositary of the applicable Global Underlying Securities, Certificated Underlying Securities will be issued to each person that the Depositary identifies as the beneficial owner of the Underlying Securities represented by such Global Underlying Securities. In addition, subject to the conditions set forth in the Indenture, any person having a beneficial interest in a Global Underlying Security may, upon request to the Underlying Securities Trustee, exchange such beneficial interest for Underlying Securities in the form of Certificated

Underlying Securities. Upon any such issuance, the Underlying Securities Trustee is required to register such Certificated Underlying Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

         Neither the Underlying Securities Issuer nor the Underlying Securities Trustee shall be liable for any delay by the Depositary or any Participant or Indirect Participant in identifying the beneficial owners of the Underlying Securities, and the Underlying Securities Issuer and the Underlying Securities Trustee may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Underlying Securities to be issued).

         The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Underlying Securities Issuer believes to be reliable. The Underlying Securities Issuer will have no responsibility for the performance by the Depositary or its Participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

Same-Day Funds Settlement and Payment

         Settlement for the Underlying Securities will be made by the Underwriters (as defined herein) in immediately available funds. Payments in respect of the Underlying Securities represented by the Global Underlying Securities (including principal, premium, if any, and interest) will be made in immediately available funds to the accounts specified by the Depositary. With respect to Underlying Securities represented by Certificated Underlying Securities, the Underlying Securities Issuer will make all payments of principal, premium, if any, and interest, by mailing a check to the registered address of each holder of such Underlying Securities. The Underlying Securities will trade in the Depositary's Same-Day Funds Settlement System until maturity, or until the Underlying Securities are issued in certificated form, and secondary market trading activity in the Underlying Securities will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Underlying Securities.



                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Class B Trust Certificates by an initial holder of the Class B Trust Certificates. This section supersedes the discussion contained in the Prospectus under "Federal Income Tax Consequences".

         This summary is based on laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. This discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Class B Trust Certificates as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code, and do not hold their Class B Trust Certificates as part of a "straddle", a "hedge" or a "conversion transaction". Furthermore, no authority exists concerning the tax treatment of some aspects of the Class B Trust Certificates, and there can be no assurance that the Treasury Department will not issue regulations which would modify the treatment described below. Accordingly, the ultimate federal income tax treatment of the Class B Trust Certificates may differ substantially from that described below. Investors should consult their own advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class B Trust Certificates.

Tax Status of Trust

         In the opinion of Shearman & Sterling, special federal income tax counsel to the Depositor, the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation under the Code. Accordingly, each Trust Certificateholder will be subject to federal income taxation as if it (i) owned directly the portion of the Underlying Securities allocable to such Trust Certificates, and (ii) paid directly its share of reasonable expenses paid by the Trust. This paragraph and the remainder of this discussion assume that, for federal income tax purposes, the Underlying Securities as originally issued constitute indebtedness.

Income of Class B Trust Certificateholders

         In General

         The Trust Certificates will constitute ownership of a stripped debt instrument under Section 1286 of the Code. As a result, the Trust Certificates represent ownership of newly issued indebtedness of the Underlying Securities Issuer for federal income tax purposes. The newly issued indebtedness represented by a Class B Trust Certificate is referred to herein as the "Debt Instrument".

         Original Issue Discount

         The Debt Instrument will be issued with original issue discount. As provided in the Code, and in the Treasury regulations dealing with original issue discount (the "OID Regulations"), the excess of the "stated redemption price" (defined as the sum of all payments made with respect to the Debt Instrument) of the Debt Instrument over its "issue price" (defined as the price at which the Debt Instrument is sold) will be original issue discount.

         A Class B Trust Certificateholder will be required to include original issue discount in income as it accrues, which may be before the receipt of the cash attributable to such income, based on a compounding of interest at a constant rate (using the yield to maturity of the Debt Instrument as originally issued). The OID Regulations permit a Class B Trust Certificateholder to use accrual periods of any length up to one year (including daily accrual periods) to compute accruals of original issue discount, provided each scheduled payment of interest occurs on the first or last day of the accrual period.

         Disposition of the Debt Instrument

         Upon the sale, exchange or other disposition of a Class B Trust Certificate, a Class B Trust Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized on the disposition and the Class B Trust Certificateholder's tax basis in the Debt Instrument. A Class B Trust Certificateholder's tax basis for determining gain or loss on the disposition or retirement of a Debt Instrument will be the cost of such Debt Instrument to such Class B Trust Certificateholder increased by the amount of any original issue discount included in income and reduced by any payments included in the stated redemption price. Any gain or loss will be capital gain or loss if the Debt Instrument were held as a capital asset.

         It is possible that a modification of the terms of the Underlying Securities, including the deferral of payments of interest, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities or in other circumstances, would be a taxable event to Class B Trust Certificateholders on which they would recognize gain or loss.

         Acquisition Related Rating Change

         In the event of an Acquisition Related Rating Change in the Underlying Securities, the Debt Instrument will be treated as retired for an amount equal to the Class B Trust Certificateholder's tax basis in the Debt Instrument and reissued for the same amount on the date of the Acquisition Related Rating Change.

         Possible Alternative Characterization

         As a result of the provision in the Underlying Securities relating to an Acquisition Related Rating Change, the Internal Revenue Service or a court could determine that the Debt Instrument is subject to the rules relating to contingent payment debt instruments. Moreover, even if the Debt Instrument were not subject to the rules regarding contingent payment debt instruments at its original issuance, it could become subject to such rules upon a deemed reissuance described in the preceding paragraph. Under the rules relating to contingent payment debt instruments, a Class B Trust Certificateholder would be required to accrue income with respect to the Debt Instrument based on a projected payment schedule that reflects the "comparable yield" of the Underlying Securities Issuer, making adjustments for actual payments that differ from projected payments. Investors should consult their tax advisors regarding the potential application of the rules relating to contingent payment debt instruments.

         Distributions of Underlying Securities to Class B Trust
         Certificateholders in Event of Default


         In the event that the Underlying Securities are distributed to the Class B Trust Certificateholders in accordance with the Allocation Ratio as a result of a payment default on the Underlying Securities or under any other circumstances, the Class B Trust Certificateholders may recognize taxable gain or loss with respect to such distribution.

         Deductibility of Trust's Fees and Expenses

         In computing its federal income tax liability, a Class B Trust Certificateholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Class B Trust Certificateholder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Foreign Trust Certificateholders

         Interest paid to Class B Trust Certificateholders that are not U.S. Persons ("Foreign Trust Certificateholders") generally will qualify for the portfolio interest exemption and will not be subject to the 30% withholding tax on interest paid with respect to the Debt Instrument, provided that such Foreign Trust Certificateholder does not hold its Trust Certificate in connection with the conduct of a U.S. trade or business and fulfills certain certification requirements and, in addition, (i) the Foreign Trust Certificateholder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Underlying Securities Issuer entitled to vote, (ii) the Foreign Trust Certificateholder is not a controlled foreign corporation that is related to the Underlying Securities Issuer through stock ownership and (iii) the Foreign Trust Certificateholder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

         "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to continue to be treated as U.S. persons, also will be U.S. Persons.

Backup Withholding

         Payments made on the Debt Instrument and proceeds from the sale of the Debt Instrument will not be subject to a "backup" withholding tax of 31% unless, in general, the Class B Trust Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

New Withholding Regulations

         The Treasury Department has issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules. These new regulations are generally effective for payments made after December 31, 1999. Investors should consult their tax advisors regarding such regulations.



                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include Plan Assets by reason of any such plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's general fiduciary standards, before investing in a Trust Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Trust Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

         Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor regulations, a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Thus, unless an exception to the look- through rule applies, an investment in Trust Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Code.

         If the assets of the Trust were deemed to be Plan Assets, transactions involving the Depositor, Underwriter, Trustee, Underlying Securities Trustee and the Underlying Securities Issuer might constitute prohibited transactions with respect to a Plan holding a Trust Certificate unless (i) one or more prohibited transaction exemptions ("PTEs") applies or (ii) in the case of the Underlying Securities Issuer, it is not a Disqualified Person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, Underwriter, Trustee, Underlying Securities Trustee and the Underlying Securities Issuer, or any of their affiliates, should not acquire or hold any Trust Certificate.

         If the Trust is deemed to hold Plan Assets, the Underlying Securities would appear to be an indirect loan between the Underlying Securities Issuer and any Plan owning Trust Certificates; however, such loan, by itself, would not constitute a prohibited transaction unless the Underlying Securities Issuer is a party in interest or Disqualified Person with respect to such Plan.

         The Underwriter is a broker-dealer registered under the Exchange Act, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer. Accordingly, the sale of Trust Certificates by the Underwriter to Plans may be exempt under PTE 75-1 if the following conditions are satisfied: (i) the Underwriter is not a fiduciary with respect to the Plan and is a party in interest or Disqualified Person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arm's-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and (iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions of PTE 75-1 have been met.

         The custodial and other services rendered by the Trustee, and Underlying Securities Trustee might be exempt pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The Trustee may be terminated upon 60 days' prior notice and the approval of Trust Certificateholders owning more than 66 2/3% of the aggregate beneficial interest of Trust Certificates. The Depositor believes the compensation of the Trustee and is reasonable under the circumstances. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code. In that regard, a fiduciary with respect to a Plan should consider whether a sale of the Underlying Securities to Merrill Lynch & Co. or its affiliates might constitute a non-exempt prohibited transaction, notwithstanding the sale procedure to accept the highest bid submitted and the certification of the highest bid and identity of bidders to the Trustee. The Trustee shall, prior to any sale of Underlying Securities to Merrill Lynch & Co. or any of its affiliates, certify that any such purchaser submitted the highest of at least three bids and shall identify the other bidders.

         Other prohibited transaction exemptions could apply to the acquisition and holding of Trust Certificates by Plans, and the operation of the Trust, including, but not limited to: PTE 84-14 (an exemption for certain transaction determined by an independent qualified professional asset manager), PTE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTE 95-60 (an exemption for certain transactions involving insurance company general accounts).

         By acquiring and holding a Trust Certificate, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee, and Underwriter that such acquisition and holding of a Trust Certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Purchase Agreement, dated as of February 20, 1998 (the "Standard Purchase Agreement"), as amended and supplemented by the Terms Agreement, dated as of September 24, 1998 (the "Terms Agreement", and, together with the Standard Purchase Agreement, the "Purchase Agreement"), the Depositor has agreed to sell or cause the Trust to sell to Merrill Lynch & Co., and Merrill Lynch & Co. has agreed to purchase, all of the Trust Certificates.

         The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Trust Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Trust Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Trust Certificates for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of Trust Certificates may be deemed to be underwriters, and any profit on the resale of Trust Certificates by them may be deemed to be underwriting discounts, or commissions under the Securities Act of 1933, as amended (the "Securities Act").

         The Underwriter has from time to time provided investment banking and other financial services to the Underlying Securities Issuer and expects in the future to provide such services, for which it has received and will receive customary fees and commissions.

         The Purchase Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.


                       VALIDITY OF THE TRUST CERTIFICATES

         The validity of the Trust Certificates will be passed upon for the Depositor and the Underwriter by Shearman & Sterling, New York, New York.


                                     RATINGS

         It is a condition to the issuance of the Trust Certificates that the Trust Certificates have ratings assigned by Moody's and by S&P, equivalent to the ratings of the Underlying Securities, which, as of the date of this Prospectus Supplement, were "Baa1" by Moody's under review for possible downgrade and "BBB" by S&P on CreditWatch with negative implications. Accordingly, the ratings of the Trust Certificates will also be Baa1 by Moody's under review for possible downgrade and BBB by S&P on CreditWatch with negative implications.

         The rating of the Trust Certificates by Moody's addresses the likelihood of the ultimate payment of principal of and interest on the Trust Certificates or any Underlying Securities distributed in respect thereof, as well as the extent of any shortfall. The rating of the Trust Certificates by S&P addresses the likelihood of timely receipt of interest and principal distributions on the Class A Trust Certificates or any Underlying Securities distributed in respect of the Class B Trust Certificates. The ratings are based primarily on the credit quality of the Underlying Securities. The rating on the Trust Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, and the corresponding effect on yield to investors.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of similar ratings on different securities.

         The Depositor has not requested a rating on the Trust Certificates by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Trust Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Trust Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Trust Certificates by Moody's and S&P.

                                                                         ANNEX A

                         ALLOCATION RATIOS CALCULATED ON
                               DISTRIBUTION DATES


                            Class A Trust      Class B Trust
Distribution Date           Certificates       Certificates          Total
-----------------           ------------       ------------          -----
October 15, 1998........        94.21%             5.79%             100.00%
April 15, 1999..........        94.45              5.55              100.00
October 15, 1999........        94.71              5.29              100.00
April 15, 2000..........        94.97              5.03              100.00
October 15, 2000........        95.25              4.75              100.00
April 15, 2001..........        95.54              4.46              100.00
October 15, 2001........        95.83              4.17              100.00
April 15, 2002..........        96.14              3.86              100.00
October 15, 2002........        96.46              3.54              100.00
April 15, 2003..........        96.80              3.20              100.00
October 15, 2003........        97.15              2.85              100.00
April 15, 2004..........        97.51              2.49              100.00
October 15, 2004........        97.88              2.12              100.00
April 15, 2005..........        98.27              1.73              100.00
October 15, 2005........        98.68              1.32              100.00
April 15, 2006..........        99.10              0.90              100.00
October 15, 2006........        99.54              0.46              100.00
April 15, 2007..........       100.00              0.00              100.00













-----------------------------

         If the Allocation Ratio is required to be measured on any date between two Distribution Dates, it shall be measured as of such date in accordance with the calculation described in "Description of Trust Certificates--Default on Underlying Securities".

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     No dealer, sales person or other person has been authorized to give any information or make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Merrill Lynch & Co. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Trust Certificates offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                               ------------------

                                TABLE OF CONTENTS
                                                                            Page
                              PROSPECTUS SUPPLEMENT

PROSPECTUS SUPPLEMENT SUMMARY................................................S-3
RISK FACTORS................................................................S-11
THE TRUST...................................................................S-13
DESCRIPTION OF THE TRUST CERTIFICATES.......................................S-13
THE DEPOSITOR...............................................................S-16
DESCRIPTION OF THE TRUST AGREEMENT..........................................S-16
DESCRIPTION OF THE UNDERLYING SECURITIES....................................S-19
FEDERAL INCOME TAX CONSEQUENCES.............................................S-27
ERISA CONSIDERATIONS........................................................S-30
UNDERWRITING................................................................S-31
VALIDITY OF THE TRUST CERTIFICATES..........................................S-32
RATINGS.....................................................................S-32
ALLOCATION RATIOS CALCULATED ON
  DISTRIBUTION DATES.........................................................A-1

                                   PROSPECTUS
PROSPECTUS SUPPLEMENT..........................................................2
AVAILABLE INFORMATION..........................................................2
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE.................................................................2
REPORTS TO TRUST CERTIFICATEHOLDERS............................................3
PROSPECTUS SUMMARY.............................................................4
RISK FACTORS...................................................................7
THE DEPOSITOR.................................................................13
USE OF PROCEEDS...............................................................13
FORMATION OF THE TRUST........................................................13
MATURITY AND YIELD CONSIDERATIONS.............................................13
DESCRIPTION OF THE TRUST CERTIFICATES.........................................14
DESCRIPTION OF DEPOSITED ASSETS...............................................28
DESCRIPTION OF THE TRUST AGREEMENT............................................36
CURRENCY RISKS................................................................47
FEDERAL INCOME TAX CONSEQUENCES...............................................47
ERISA CONSIDERATIONS..........................................................51
PLAN OF DISTRIBUTION..........................................................52
LEGAL MATTERS.................................................................53
INDEX OF DEFINED TERMS.......................................................I-1


     Until November 24, 1998, all dealers effecting transactions in the offered Trust Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This requirement is in addition to the obligations of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================



                                     26,751
                           Class B Trust Certificates



                                PUBLIC STEERS(R)
                               TRUST CERTIFICATES
                               SERIES 1998 HLT-1


                               -------------------
                               P R O S P E C T U S
                               S U P P L E M E N T
                               -------------------


                              Merrill Lynch & Co.


                                October 9, 1998


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